Exhibit 10.1
STOCK PURCHASE AGREEMENT
BY AND BETWEEN
RECURSION PHARMACEUTICALS, INC.,
AND
THE PURCHASER
AS SET FORTH HEREIN
JULY 11, 2023

i

ii

Exhibits

Exhibit A Purchaser	A-1
Exhibit B Registration Rights Agreement	B-1

iii

This STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of July 11, 2023, by and between Recursion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the entity listed on Exhibit A attached to this Agreement (the “Purchaser”).
WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”);
WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company upon the terms and subject to the conditions stated in this Agreement, Shares of the Company as more fully described in this Agreement; and
WHEREAS, contemporaneously with the sale of the Shares (as defined below), the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B, pursuant to which the Company will agree to provide certain registration rights in respect of the Shares under the Securities Act and applicable state securities laws.
NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and the Purchaser agree as follows:
1.Definitions. As used in this Agreement, the following terms shall have the following respective meanings:
“2023 SEC Reports” shall mean (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and (b) any Quarterly Reports on Form 10-Q or any Current Reports on Form 8-K filed or furnished (as applicable) by the Company after December 31, 2022, together in each case with any documents incorporated by reference therein or exhibits thereto.
“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning set forth in the recitals hereof.
“Amended and Restated Bylaws” shall mean the Bylaws of the Company, as in effect on the date hereof.
“Amended and Restated Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company, as in effect on the date hereof.
“Benefit Plan” or “Benefit Plans” shall mean employee benefit plans as defined in Section 3(3) of ERISA and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or to which the Company is obligated to contribute for employees or former employees.

“Board of Directors” shall mean the board of directors of the Company.
“CCPA” has the meaning set forth in Section 3.31 hereof.
“Class A Common Stock” shall mean Class A common stock of the Company, par value $0.00001 per share.
“Class B Common Stock” shall mean the Class B common stock of the Company, par value $0.00001 per share.
“Closing” has the meaning set forth in Section 2.2 hereof.
“Closing Date” shall mean July 11, 2023 or such other date as mutually agreed by the Company and the Purchaser, but in no event later than the third (3rd) business day following the date hereof.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Common Stock” shall mean the Class A Common Stock and the Class B Common Stock.
“Common Stock Equivalents” shall mean any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
“Company” has the meaning set forth in the recitals hereof.
“Confidential Data” has the meaning set forth in Section 3.30 hereof.
“Covered Person” has the meaning set forth in Section 3.28 hereof.
“Disclosure Document” has the meaning set forth in Section 5.3 hereof.
“Disqualification Event” has the meaning set forth in Section 3.28 hereof.
“Drug Regulatory Agency” shall mean the FDA or other comparable governmental authority responsible for regulation of the research, development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of drug products and drug product candidates.
“Environmental Laws” has the meaning set forth in Section 3.15 hereof.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.
“FDCA” shall mean the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.) and any regulations promulgated thereunder.
“Financial Statements” has the meaning set forth in Section 3.8(b) hereof.

“GAAP” has the meaning set forth in Section 3.8(b) hereof.
“GDPR” has the meaning set forth in Section 3.31 hereof.
“Governmental Authorizations” has the meaning set forth in Section 3.11 hereof.
“Health Care Laws” shall mean: (i) all applicable federal, state, local and foreign laws relating to the development, pre-clinical testing, nonclinical testing, manufacture, production, analysis, pharmacovigilance, adverse event reporting, distribution, importation, exportation, use, handling, quality, sale or promotion of any drug or biologic, including the FDCA and the PHSA (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)); (iii) the antifraud provisions of HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; and (vi) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its subsidiaries, and (vii) the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof, in each case excluding Privacy Requirements.
“HIPAA” has the meaning set forth in Section 3.30 hereof.
“Intellectual Property” shall mean all intellectual property and industrial property rights and rights in proprietary confidential information of every kind and description throughout the world, including all U.S. and foreign (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof, (ii) trademarks, service marks, corporate names, trade names, domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (iii) copyrights and copyrightable subject matter, (iii) rights in computer programs (whether in source code, object code, or other form), algorithms and implementations thereof, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing (“Software”), (iv) trade secrets and all other proprietary confidential information, know-how, inventions, proprietary processes, formulae, models, and methodologies, and (v) all applications and registrations, and any renewals, extensions and reversions, for the foregoing.
“IT Systems” has the meaning set forth in Section 3.30 hereof.
“Material Adverse Effect” shall mean any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be, materially adverse to the business, financial condition, prospects, assets, liabilities, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (b) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement or with respect to the Closing or would reasonably be expected to do so.
“National Exchange” shall mean any of the following markets or exchanges on which the Class A Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market and the Nasdaq Capital Market.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.
“Personal Data” has the meaning set forth in Section 3.30 hereof.
“PHSA” shall mean the Public Health Service Act (42 U.S.C. Section 201 et seq.) and any regulations promulgated thereunder.
“Privacy Statements” has the meaning set forth in Section 3.31 hereof.
“Process” or “Processing” has the meaning set forth in Section 3.30 hereof.
“Purchaser” and “Purchasers” have the meanings set forth in the recitals hereof.
“Purchaser Adverse Effect” has the meaning set forth in Section 4.3 hereof.
“Registration Rights Agreement” means the registration rights agreement, substantially in the form attached hereto as Exhibit B.
“Regulatory Agencies” has the meaning set forth in Section 3.20 hereof.
“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.
“SEC” shall mean the United States Securities and Exchange Commission.
“SEC Reports” has the meaning set forth in Section 3.8(a) hereof.
“Securities Act” has the meaning set forth in the recitals hereof.
“Shares” shall mean the shares of Class A Common Stock purchased by the Purchaser pursuant to this Agreement.
“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Class A Common Stock).
“Tax” or “Taxes” shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Tax Returns” shall mean returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.
“Transaction Agreements” shall mean this Agreement and the Registration Rights Agreement.
“Transfer Agent” shall mean, with respect to the Class A Common Stock, American Stock Transfer & Trust Company, LLC, or such other financial institution that provides transfer agent services as proposed by the Company and consented to by the Purchaser, which consent shall not be unreasonably withheld.
“Trustee” shall mean U.S. Bank Trust Company, National Association.
“Willful Breach” has the meaning set forth in Section 7 hereof.
2.Purchase and Sale of Shares.
1.1Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, an aggregate of 7,706,363 Shares. The purchase price per Share shall be $6.488145 per share. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, that number of Shares in exchange for the consideration, each as set forth opposite the Purchaser’s name on Exhibit A.
1.2Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the closing of the purchase and sale of the Shares (the “Closing”) shall occur remotely via the exchange of documents and signatures on the Closing Date. At the Closing, Shares shall be issued and registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser, representing the number of Shares to be purchased by the Purchaser at such Closing as set forth in Exhibit A, in each case against payment to the Company of the purchase price therefor in full by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided by the Company to the Purchaser at least one business day prior to the Closing, to an account to be designated by the Company, provided that where requested in writing by the Purchaser, such funds may follow the receipt by the Purchaser of a copy of a stock certificate or the records of the Company’s Transfer Agent showing the Purchaser as the owner of the number of Shares to be purchased by the Purchaser at such Closing as set forth in Exhibit A. On the Closing Date, the Company will issue the Shares in the form of a stock certificate or in book-entry form, in each case free and clear of all restrictive and other legends (except as expressly provided in Section 4.11 hereof) and shall provide a copy of such stock certificate or evidence of such issuance from the Company’s Transfer Agent as of the Closing Date to the Purchaser. The failure of the Closing to occur on the Closing Date shall not terminate this Agreement or otherwise relieve any party of any of its obligations hereunder.
3.Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that the statements contained in this Section 3 are true and correct as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):
1.1Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Company has only the subsidiaries set forth in Schedule 3.1 attached hereto. Each of the Company’s subsidiaries is duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to carry on their business as now conducted and to own or lease its properties. Each of the Company’s subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where such failure to be in good standing or to so qualify would not reasonably be expected to have a Material Adverse Effect.
1.2Capitalization. The authorized capital stock of the Company consists of 1,989,032,117 shares of Class A Common Stock, 10,967,883 shares of Class B Common Stock and 200,000,000 shares of preferred stock, each par value $0.00001 per share. The Company’s issued and outstanding capital stock is as set forth in the most recent 2023 SEC Report containing such disclosure as of the date indicated in such 2023 SEC Report (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans, in each case, referred to in the 2023 SEC Reports or pursuant to the exercise of convertible securities or options or the vesting of restricted stock units referred to in the 2023 SEC Reports). The Company, directly or indirectly, owns all of the outstanding securities of each of the Company’s subsidiaries other than certain shares of Valence Discovery Inc. (“Valence”) exchangeable for shares of the Class A Common Stock of the Company that were issued to shareholders of Valence in connection with the acquisition by the Company of all the outstanding equity securities of Valence. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived. Except as described in the SEC Reports, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character that are required to be disclosed in the SEC Reports under which the Company is or may be obligated to issue any equity securities of any kind.
1.3Registration Rights. Except as set forth in the Transaction Agreements or as disclosed in the 2023 SEC Reports, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued that have not expired, and any such existing registration rights have been satisfied or waived with respect to the registration statement contemplated by the Registration Rights Agreement.
1.4Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Shares, the authorization, execution, delivery and performance of the Transaction Agreements, and the consummation of the transactions contemplated herein has been taken. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Purchaser and that this Agreement constitutes the legal, valid and binding agreement of the Purchaser, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”). Upon its execution by the Company and the other parties thereto and, assuming that it constitutes a legal, valid and binding agreement of the other parties thereto, the Registration Rights Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
1.5Valid Issuance. (A) The Shares being purchased by the Purchaser hereunder, upon issuance pursuant to the terms hereof, against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those under applicable state and federal securities laws). (B) Subject to the accuracy of the representations and warranties made by the Purchaser in Section 4 hereof, the offer and sale of the Shares to the Purchaser is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States.
1.6No Conflict. The execution, delivery and performance of the Transaction Agreements by the Company, the issuance of the Shares and the consummation of the other transactions contemplated hereby will not (a) violate any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, (b) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, result in the creation of any lien upon any of the properties or assets of the Company or any of its subsidiaries under, or give rise to a right of termination, cancellation, amendment, anti-dilution or similar adjustments, or acceleration of any obligation, a change of control right or to a loss of a benefit (with or without notice or lapse of time or both) under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its properties or assets or to the Company’s subsidiaries and their respective properties and assets, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its subsidiaries is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization (including the National Exchange) to which the Company or its securities are subject, or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clauses (b) and (c), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
1.7Consents. Assuming the accuracy of the representations and warranties of the Purchaser, no consent, approval, authorization, filing with or order of or registration with, any court, governmental agency or body or self-regulatory organization (including the National Exchange) is required in connection with the transactions contemplated herein, except such as (a) have been or will be obtained or made under the Securities Act or the Exchange Act, (b) the filing of any requisite notices and/or application(s) to the National Exchange for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, or (c) may be required under the securities, or blue sky, laws of any state jurisdiction in connection with the offer and sale of the Shares by the Company in the manner contemplated herein or such that the failure of which to obtain would not have a Material Adverse Effect.
1.8SEC Filings; Financial Statements.

(a)The Company has filed or furnished, as applicable, in a timely manner all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act for the year preceding the date hereof (the “SEC Reports”). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, as of the latest time they were filed, amended, or superseded, as applicable, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Section 3.8, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC. There are no material outstanding or unresolved comments in comments letters from the staff of the SEC with respect to any of the SEC Reports.
(b)The financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) fairly present in all material respects the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, all in accordance with United States generally accepted accounting principles (“GAAP”) (except as otherwise noted therein, and in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis unless otherwise noted therein throughout the periods therein specified. Except as set forth in the Financial Statements filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such Financial Statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.
1.9Absence of Changes. Except as otherwise stated or disclosed in the 2023 SEC Reports filed at least one business day prior to the date hereof, since December 31, 2022, (a) the Company has conducted its business only in the ordinary course of business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and (b) there has not been any Material Adverse Effect.
1.10Absence of Litigation. There is no action, suit, proceeding, arbitration, claim, investigation or inquiry pending or, to the Company’s knowledge, threatened in writing by or before any governmental body against the Company which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any of its subsidiaries that have had or would reasonably be expected to have a Material Adverse Effect. Neither the Company nor, to the knowledge of the Company, any director or officer thereof, is, or within the last ten years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or a claim of breach of fiduciary duty relating to the Company.
1.11Compliance with Law; Permits. None of the Company or any of its subsidiaries is in violation of, or has received any notices of violations with respect to, any applicable laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its subsidiaries as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had or is not reasonably expected to have a Material Adverse Effect. None of the Company or any of its subsidiaries has received any written notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to have a Material Adverse Effect.
1.12Intellectual Property. The Company or one of its subsidiaries owns all Intellectual Property owned or purported to be owned by (including registered to or applied-for in the name of) the Company and its subsidiaries. To the Company’s knowledge, the Company and its subsidiaries own or possess, or have valid rights to use all Intellectual Property reasonably necessary for or material to the conduct of their respective businesses as presently conducted (including as described in the 2023 SEC Reports, “Company Intellectual Property”). The registered Company Intellectual Property has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. Except as described or referred to in the 2023 SEC Reports and except for standard non-exclusive end-user license agreements and other non-exclusive licenses thereto, the Company has not granted any material liens, security interests or other encumbrances to or on any Company Intellectual Property, and is not subject to any orders, writs, injunctions, decrees, settlements or other agreements that restrict in any material respect the use, registration, or enforcement by the Company or its subsidiaries of any Intellectual Property. The Company has not received any written communication that would put the Company on notice, and the Company is not otherwise aware through its own efforts or means, that there is any infringement by third parties of any material Company Intellectual Property. The conduct of the Company’s and its subsidiaries’ respective businesses as contemplated, and to the Company’s knowledge as currently contemplated to be conducted with respect to existing product candidates, does not infringe, misappropriate, or violate the Intellectual Property rights of others in any material respect. No action, suit, or other proceeding is pending or is threatened in writing: (A) challenging the Company’s or subsidiaries’ rights in or to any Intellectual Property; (B) challenging the validity, enforceability or scope of any registered Company Intellectual Property; or (C) alleging that the Company or any of its subsidiaries infringes, misappropriates, or otherwise violates any Intellectual Property rights of others. The Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which rights in the Company Intellectual Property have been licensed or otherwise granted to the Company or any of its subsidiaries, and all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Company Intellectual Property. The Company and its subsidiaries have taken reasonable steps to protect, maintain and safeguard the Company Intellectual Property, including the execution of appropriate nondisclosure, confidentiality, and invention assignment agreements and invention assignments with their employees, consultants and contractors who were involved in, or who contributed to, the creation or development of Company Intellectual Property, and to the Company’s knowledge, (i) no person is or has been in breach of any such agreements in any material respect, and (ii) there has been no unauthorized use of or access to any confidential Company Intellectual Property that has, or would reasonably be expected to have, an adverse effect on the proprietary rights therein. The Company and its subsidiaries have not delivered, licensed or made available (and have no duty or obligation, whether present, contingent, or otherwise) to deliver, license or make available, the source code for any material Software included in the Company Intellectual Property to any third party (other than employees and service providers on an as-needed basis to develop and maintain such Software), and (iii) no such material Software is subject to the terms of any “open source” or other similar license that provides for any source code of the Software to be disclosed, licensed, publicly distributed, or dedicated to the public as a result of the manner such Software is currently exploited or intended to be exploited by the Company and its subsidiaries.

1.13Employee Benefits. Except as would not be reasonably expected to have a Material Adverse Effect, each Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, the Patient Protection and Affordable Care Act of 2010, as amended, and other applicable laws, rules and regulations. The Company is in compliance with all applicable federal, state, local and foreign laws, rules and regulations regarding employment and employment practices, terms and conditions of employment and wages and hours, except for any failures to comply that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There is no labor dispute, strike or work stoppage against the Company pending or, to the knowledge of the Company, threatened which may interfere with the business activities of the Company, except where such dispute, strike or work stoppage would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
1.14Taxes. The Company and its subsidiaries have filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and have paid all Taxes required to have been paid by them, except for those which are being contested in good faith and except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No assessment in connection with United States federal income tax returns has been made against the Company. The charges, accruals and reserves on the books of the Company in respect of any material federal, state and foreign income and other tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to have a Material Adverse Effect.
1.15Environmental Laws. The Company and its subsidiaries (a) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) have received all permits and other Governmental Authorizations required under applicable Environmental Laws to conduct its business and (c) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or any of its subsidiaries has received since January 1, 2023, any written notice or other communication (in writing or otherwise), whether from a governmental authority or other Person, that alleges that the Company or any of its subsidiaries is not in compliance with any Environmental Law and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s or its subsidiaries’ compliance in any material respects with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no current or (during the time a prior property was leased or controlled by the Company) prior property leased or controlled by the Company or its subsidiaries has received since January 1, 2023, any written notice or other communication relating to property owned or leased at any time by the Company or its subsidiaries, whether from a governmental authority, or other Person, that alleges that such current or prior owner or the Company or any of its subsidiaries is not in compliance with or violated any Environmental Law relating to such property. The Company has no material liability under any Environmental Law.
1.16Title. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all liens, encumbrances and defects, except as disclosed in the 2023 SEC Reports, or which do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its subsidiaries, as the case may be. Any real property and buildings held under lease by the Company or its subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries, as the case may be. None of the Company or any of its subsidiaries owns any real property.
1.17Insurance. The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks that is customary for comparably situated companies and is adequate for the conduct of its business and the value of its properties and assets and the properties and assets of its subsidiaries, and each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2023, the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.
1.18Nasdaq Stock Market. The Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the Nasdaq Global Select Market under the symbol “RXRX”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by The Nasdaq Stock Market, LLC or the SEC, respectively, to prohibit or terminate the listing of the Class A Common Stock on the Nasdaq Global Select Market or to deregister the Class A Common Stock under the Exchange Act. The Company has taken no action as of the date hereof that is designed to terminate the registration of the Class A Common Stock under the Exchange Act. The Company has not, in the twelve months preceding the date hereof, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Nasdaq Global Select Market and the Company is in compliance with all such listing and maintenance requirements.
1.19Sarbanes-Oxley Act. The Company is, and since March 22, 2021 has been, in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.
1.20Clinical Data and Regulatory Compliance. The Company and its subsidiaries have each operated in, and currently are, in compliance in all material respects with all applicable rules and regulations of any Drug Regulatory Agency or other federal, state or local governmental entity, or any Institutional Review Board (collectively, the “Regulatory Agencies” and each individually a “Regulatory Agency”) having jurisdiction over drugs or biological products as those terms are defined by the FDCA and the PHSA. Without limiting the generality of the foregoing, the preclinical tests and clinical trials, and any other studies being conducted by the Company and its subsidiaries with respect to any pharmaceutical or biopharmaceutical product (collectively, “Studies” and each individually a “Study”) were and, if still pending, are being conducted in all material respects in accordance with applicable protocols, laws and regulations, and the Company and its subsidiaries have made all such filings and obtained all such approvals as may be required by any Regulatory Agency for the conduct of any Studies described in, or the results of which are referred to in, the 2023 SEC Reports. Neither the Company nor any of its subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination or suspension, or any adverse modification, of any clinical trials that are described or referred to in the 2023 SEC Reports and, to the knowledge of the Company and its subsidiaries, no such action by a Regulatory Agency is being considered. All reports of results from any Study that is described or referred to in the 2023 SEC Reports are accurate and complete in all material respects and fairly present the data derived from the relevant Study, and the Company and its subsidiaries have no knowledge of any other Studies the results of which the Company reasonably believes are inconsistent with, or otherwise call into question, the results described or referred to in the 2023 SEC Reports. To the knowledge of the Company, no event has occurred that has materially and adversely affected the integrity, in the aggregate, of data or other results collected or otherwise obtained in connection with clinical trials, nonclinical research or manufacturing activities conducted by or on behalf of the Company, on the overall conclusions in any such trial or research with respect to the Company’s product candidates. Additionally, neither the Company nor, to the Company's knowledge, any officer, employee, or agent of the Company, has (a) failed to disclose a material fact required to be disclosed to any Regulatory Agency, (b) made an untrue statement of a material fact or fraudulent statement to any Regulatory Agency, or (c) has committed any act, made any statement or failed to make any statement that would provide a basis for the FDA or any other Regulatory Agency to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” or other similar policies or Laws.
1.21Compliance with Healthcare Laws. The Company and its subsidiaries are, and at all times have been, in compliance with all Health Care Laws in all material respects and to the extent applicable to the Company’s current business and investigational product candidates. Neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. To the Company’s knowledge, no clinical trial site conducting a clinical trial sponsored by or on behalf of the Company or any of its subsidiaries, has undergone, or is undergoing any inspection related to any Company product candidate and, to the Company’s knowledge, none of its contract manufacturers, with respect to the Company’s products, has received any FDA Form 483s, warning letters, other similar correspondence or written notice from the FDA or any other Regulatory Agency alleging or asserting material noncompliance with any applicable Health Care Laws. The Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, none of the Company, any of its subsidiaries or any of their respective employees, officers, directors, or, to the knowledge of the Company, agents, has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.
1.22Accounting Controls and Disclosure Controls and Procedures. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act applicable to the Company, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the 2023 SEC Reports, the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law). The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.
1.23Price Stabilization of Class A Common Stock. Neither the Company nor any of its subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Class A Common Stock.
1.24Investment Company Act. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
1.25General Solicitation; No Integration or Aggregation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Shares pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (i) integrated with the Shares sold pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the Nasdaq Global Select Market.
1.26Brokers and Finders. Neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement. No commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Agreements.
1.27Reliance by the Purchaser. The Company acknowledges that the Purchaser will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.
1.28No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the knowledge of the Company, any Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). The Company is not aware of any Person (other than any Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares pursuant to this Agreement.
1.29Anti-Bribery and Anti-Money Laundering Laws. For the past five years, each of the Company, each of its subsidiaries and any of their respective officers, directors, supervisors, managers, employees, and to the Company’s knowledge, agents, affiliates, or other persons associated with or acting on behalf of the Company or any of its subsidiaries, has been in compliance with, and its participation in the offering will not violate, any (a) anti-bribery laws, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom, and any other applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including or (b) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, and the Bank Secrecy Act, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.
1.30Cybersecurity. The information technology assets and equipment, computers, systems, networks, hardware, Software, websites, applications, and databases owned, controlled, or otherwise relied upon by the Company and its subsidiaries (collectively, “IT Systems”) are adequate in all material respects in capacity and operation for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted. The IT Systems are free and clear of all material Trojan horses, time bombs, malware and other malicious code The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) and Personal Data (defined below) used, Processed (defined below) or maintained by or for the Company and its subsidiaries in connection with their businesses, and the integrity, availability continuous operation, redundancy and security of all IT Systems, including appropriate business continuity, incident response and disaster recovery plans and procedures. “Personal Data” means the following data used in connection with the Company’s and its subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) information that identifies, relates to, or may reasonably be used to identify an identified or identifiable individual; (iii) any information regarding an identified or identifiable individual’s medical history, mental or physical condition, or medical treatment or diagnosis by a health care professional; (iv) an individual’s health insurance policy number or subscriber identification number, any unique identifier used by a health insurer to identify the individual, or any information in any identified or identifiable individual’s application and claims history; (v) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); (vi) any information which would qualify as “personal data,” “personal information,” “biometric information,” “biometric identifier” (or similar term) under the Privacy Requirements; and (vii) any other piece of information that alone, or combined with other information, allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, to the Company’s knowledge, there have been no breaches, outages or unauthorized uses or Processing of or accesses to the Company’s IT Systems, Confidential Data, and Personal Data. The Company and its subsidiaries are presently, and at all prior times were, in compliance in all material respects with all applicable laws, statutes, and regulations (including state and federal) and all judgments and orders binding on the Company, applicable binding rules, guidance and regulations of any court or arbitrator or governmental or regulatory authority, and their internal policies and contractual obligations, each relating to the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”), privacy and security of Personal Data and Confidential Data, the privacy and security of IT Systems and the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification.
1.31Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in compliance in all material respects with all applicable Privacy Requirements regarding the Processing of Personal Data, including without limitation, as applicable, HIPAA, the California Consumer Privacy Act (“CCPA”), and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679). Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each of the Company and its subsidiaries has at all times since inception provided accurate notice of its privacy statements (“Privacy Statements”) then in effect to its customers, employees, third party vendors and representatives; and (ii) none of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Requirements. Neither the Company nor any of its subsidiaries: (i) has received written notice of any actual or potential material claim, complaint, proceeding, or regulatory proceeding against the Company or any of its subsidiaries or material liability of the Company or any of its subsidiaries under, or the Company’s or its subsidiaries’ actual or potential material violation of, any of the Privacy Requirements, including contractual obligations related to privacy or data security with respect to the Processing of Personal Data or Confidential Data, or the Company’s and its subsidiaries’ privacy statements; (ii) is currently conducting or subject to the conduct of, or paying for, in whole or in part, any material investigation, remediation, or other corrective action pursuant to any regulatory request or demand pursuant to any Privacy Requirement; or (iii) is a party to any material order, decree, or agreement by or with any court or arbitrator or governmental or regulatory authority that imposes any obligation or liability under any Privacy Requirement, nor, to the Company’s knowledge, is any of the foregoing (i) through (iii) threatened.
1.32Transactions with Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Reports that is not so described.
1.33Shell Company Status. The Company is not currently, and has never been, an issuer identified in Rule 144 (i)(1) under the Securities Act.
1.34OFAC. None of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is a Person currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized, or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute, or otherwise make available such proceeds to any subsidiaries, joint venture partners, or other Person to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitating, is the subject of Sanctions in any other manner that will result in a violation or in any other manner that is reasonably expected to result in a violation by any Person (including any Person known to the Company to be participating in the transaction, whether as underwriter, advisor, investor ) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with country or territory that is the subject of Sanction.
1.35Well-Known Seasoned Issuer. (A) (i) At the time of filing its Registration Statement on Form S-3 (File No. 333-264845) (the “Registration Statement”), and (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (B) at the time of filing the Registration Statement and any post-effective amendment thereto and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.
1.36No Other Representations or Warranties. Except for the representations and warranties of the Company expressly set forth in this Article III, with respect to the transactions contemplated by this Agreement, the Company (i) expressly disclaims any representations or warranties of any kind or nature, express or implied, including with respect to the condition, value or quality of the Company or any of the assets or properties of the Company, and (ii) specifically disclaims any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose with respect to any of the assets or properties of the Company. Notwithstanding the foregoing, in making the decision to invest in the Shares, the Purchaser will rely, and the Company agrees that the Purchaser may rely, on the information that has been provided in writing to Purchasers by the Company or on behalf of the Company, including the SEC Reports.
4.Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the date hereof and the Closing Date:
1.1Organization. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.
1.2Authorization. Such Purchaser has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of the Purchaser or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated herein has been taken. The signature of the Purchaser on this Agreement is genuine and the signatory has been duly authorized to execute the same on behalf of the Purchaser. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the Enforceability Exceptions.
1.3No Conflict. The execution, delivery and performance of the Transaction Agreements by the Purchaser, the purchase of the Shares in accordance with their terms and the consummation by the Purchaser of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by the Purchaser (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of the Purchaser, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to the Purchaser or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or impair the ability of the Purchaser to perform its obligations under the Transaction Agreements (such delay or hindrance, a “Purchaser Adverse Effect”).
1.4Consents. All consents, approvals, orders and authorizations required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement, the issuance of the Shares and the consummation of the other transactions contemplated herein have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Purchaser Adverse Effect.
1.5Residency. Such Purchaser’s offices in which its investment decision with respect to the Shares was made are located at the address immediately below the Purchaser’s name on Exhibit A.
1.6Brokers and Finders. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.
1.7Investment Representations and Warranties. The Purchaser hereby represents and warrants that, it as of the date hereof is, if an entity, is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act. The Purchaser further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Shares. Such Purchaser understands and agrees that the offering and sale of the Shares has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.
1.8Intent. The Purchaser is aware that the sale of the Shares is being made in reliance on a private placement exemption from registration under the Securities Act and hereby represents and warrants that it is acquiring the Shares for its own account and not for the account of others. The Purchaser is purchasing the Shares solely for investment purposes and not with a view towards, or for offer or sale in connection with, any distribution or dissemination thereof. Notwithstanding the foregoing, if the Purchaser is purchasing the Shares as a fiduciary or agent for one or more investor accounts, the Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. The Purchaser has no present arrangement to sell the Shares to or through any person or entity. The Purchaser understands that the Shares must be held indefinitely unless such Shares are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available.

1.9Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser, or the Purchaser’s professional advisors, have such knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement, and the Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Purchaser has considered necessary to make an informed investment decision. By reason of the business and financial experience of the Purchaser or the Purchaser’s professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), the Purchaser can protect the Purchaser’s own interests in connection with the transactions described in this Agreement. The Purchaser acknowledges that the Purchaser (i) is able to fend for itself in the transactions contemplated herein, (ii) possesses the knowledge and experience in financial and business matters as to be able to as to be capable of evaluating the merits and risks of their investment in the Shares, (iii) is a sophisticated investor, experienced in investing in private placements of equity securities, capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (iv) has exercised independent judgment in evaluating its participation in the purchase of the Shares and (v) has the ability to bear the economic risks of its investment in the Shares and can afford the complete loss of such investment. The Purchaser acknowledges that the Purchaser is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), the Purchaser has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Purchaser. The Purchaser is, at this time and in the foreseeable future, able to afford the loss of the Purchaser’s entire investment in the Shares and the Purchaser acknowledges specifically that a possibility of total loss exists.
1.10Tax Advisors. Such Purchaser has had the opportunity to review with the Purchaser’s own tax advisors the federal, state and local tax consequences of its purchase of the Shares set forth opposite the Purchaser’s name on Exhibit A, where applicable, and the transactions contemplated by this Agreement. Such Purchaser acknowledges that Purchaser shall be responsible for any of the Purchaser’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that the Company and any of its agents have not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Agreement.
1.11Shares Not Registered; Legends. Such Purchaser acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Purchaser understands that the Shares have not been registered under the Securities Act or any other applicable securities laws, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. Such Purchaser acknowledges and agrees that the Shares being offered for resale in transactions not requiring registration under the Securities Act, and unless registered under the Securities Act or other applicable securities laws, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto. Such Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of the Purchaser’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Such Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. Such Purchaser acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.
The Purchaser of Shares understands that the Shares may bear one or more legends in substantially the following form and substance:
“THESE SHARES ARE BEING OFFERED TO INVESTORS WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”). TRANSFER OF THESE SHARES IS PROHIBITED, EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.”
In addition, the Shares may contain a legend regarding affiliate status of the Purchaser, if applicable.
1.12Reliance by the Company. Such Purchaser acknowledges that the Company will rely upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein.
1.13No General Solicitation. The Purchaser acknowledges and agrees that the Purchaser is purchasing the Shares directly from the Company. Purchaser became aware of this offering of the Shares solely by means of direct contact from the from the Company as a result of a pre-existing, substantive relationship with the Company, and/or it advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Shares were offered to Purchaser solely by direct contact between Purchaser and the Company, and/or its representatives. Purchaser did not become aware of this offering of the Shares, nor were the Shares offered to Purchaser, by any other means, and none of the Company and/or its representatives acted as investment advisor, broker or dealer to Purchaser. The Purchaser did not learn of the investment in the Shares as a result of and is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine, website or similar media or broadcast over television, radio or the internet or presented at any seminar or meeting or any other general or public solicitation or general advertisement or publicly disseminated advertisements or sales literature, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.
1.14No Reliance. The Purchaser further acknowledges that there have not been and Purchaser hereby agrees that it is not relying on and has not relied on, any statements, representations, warranties, covenants or agreements made to the Purchaser by or on behalf of the Company, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than the 2023 SEC Reports and those representations, warranties and covenants of the Company expressly set forth in this Agreement.
1.15Access to Information. In making its decision to purchase the Shares, Purchaser has relied solely upon independent investigation of the Company and the Shares made by Purchaser and upon the representations, warranties and covenants set forth herein. The

Purchaser acknowledges and agrees that the Purchaser has received such information as the Purchaser deems necessary in order to make an investment decision with respect to the Shares, including, with respect to the Company. Without limiting the generality of the foregoing, the Purchaser acknowledges that the Purchaser has had an opportunity to review the SEC Reports filed prior to the date hereof. The Purchaser acknowledges and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers as the Purchaser deemed necessary in connection with its decision to purchase the Shares, and have had access to, and an adequate opportunity to review, such financial and other information as the Purchaser and the Purchaser’s professional advisor(s), if any, have deemed necessary to make their decision to purchase the Shares and that the Purchaser has independently made his, her or its own analysis and decision to invest in the Company.
1.16Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, (i) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement and (ii) in the case of a Purchaser that is affiliated with other funds or investment vehicles or whose investment advisor or sub-advisor that routinely acts on behalf of or pursuant to an understanding with the Purchaser is also an investment advisor or sub-advisor to other funds or investment vehicles, the representation set forth above shall only apply with respect to the personnel of such other funds or investment vehicles or such investment advisor or sub-advisor who had knowledge of the transaction contemplated hereby and not with respect to any personnel who have been effectively walled off by appropriate information barriers. Other than to other Persons party to this Agreement or to any Purchaser’s Affiliates, outside attorney, accountant, auditor or investment advisor (only to the extent necessary to permit evaluation of the investment), the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.
1.17Disqualification Event. To the extent the Purchaser is one of the covered persons identified in Rule 506(d)(1), the Purchaser represents that no Disqualification Event is applicable to the Purchaser or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Purchaser hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Purchaser or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of the Purchaser’s securities for purposes of Rule 506(d) of the Securities Act.

5.Covenants.
1.1Further Assurances. At or prior to the Closing, each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions hereof and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms hereof. The Purchaser agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties with respect to the Purchaser set forth in Section 4 of this Agreement are no longer accurate. The Company agrees to promptly notify the Purchaser in writing if any of the acknowledgments, understandings, agreements, representations and warranties with respect to the Company set forth in Section 3 of this Agreement are no longer accurate.
1.2Listing. The Company shall use commercially reasonable efforts to prepare and file the Notification Form: Listing of Additional Shares covering all of the Shares in the manner required by the Nasdaq Global Select Market. The Company shall use commercially reasonable efforts to maintain the listing of its Class A Common Stock on the Nasdaq Global Select Market and comply with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange.
1.3Disclosure of Transactions. The Company shall, within four business days after the date hereof, file with the SEC a Current Report on Form 8-K (the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the other Transaction Agreements (and including as exhibits to such Current Report on Form 8-K forms of the material Transaction Agreements (including, without limitation, this Agreement and the Registration Rights Agreement)). Upon the filing of the Disclosure Document, no Purchaser shall be in possession of any material, non-public information received from the Company or any of its officers, directors, or employees or agents, that is not disclosed in the Disclosure Document unless otherwise specifically agreed in writing by the Purchaser. In addition, effective upon the filing of the Disclosure Document, the Company acknowledges and agrees that any and all confidentiality or similar obligations under this Agreement, or an agreement entered into in connection with the transactions contemplated by the Transaction Agreements, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or affiliates, on the one hand, and the Purchaser or any of its officers, directors, agents, employees or investment advisers, on the other hand, shall terminate unless otherwise specifically agreed in writing by the Purchaser. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of any Purchaser or any of its affiliates or advisers, or include the name of any Purchaser or any of its affiliates or advisers in any press release or filing with the SEC (other than any registration statement contemplated by the Registration Rights Agreement) or any regulatory agency, without the prior written consent of the Purchaser, except (i) as required by the federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Agreements (including signature pages thereto) with the SEC or pursuant to other routine proceedings of regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Nasdaq Global Select Market, in which case the Company will provide the Purchaser with prior written notice (including by e-mail) of and an opportunity to review such disclosure under this clause (ii).
1.4Integration. The Company has not sold, offered for sale or solicited offers to buy and shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.
1.5Removal of Legends.
(a)In connection with any sale, assignment, transfer or other disposition of the Shares by the Purchaser pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable Shares and upon compliance by the Purchaser with the requirements of this Agreement, if requested by the Purchaser by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within two (2) business days of any such request therefor from the Purchaser, provided that the Company has timely received from the Purchaser customary representations and other documentation reasonably acceptable to the Company in connection therewith. The Company shall be responsible for the fees of its Transfer Agent, legal counsel, and all DTC fees associated with such legend removal.
(b)Subject to receipt from the Purchaser by the Company of a selling stockholder representation letter in the form previously provided to the Purchaser and the Selling Stockholder Questionnaire attached to the Registration Rights Agreement, upon the time that the Shares have been registered under the Securities Act pursuant to an effective registration statement, the Company shall use commercially reasonable best efforts to promptly (and in any event no longer than two (2) business days) cause to be delivered to the Purchaser Shares that do not bear restrictive legends. In addition, if earlier, subject to the receipt from the Purchaser by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and its counsel and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares (i) have been sold pursuant to Rule 144, or (ii) are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall, in accordance with the provisions of this Section 5.5(b) and within two (2) business days of any request therefor from the Purchaser accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions (including blanket opinions) to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. Any shares subject to legend removal under this Section 5.5 may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the DTC Fast Automated Securities Transfer (FAST) Program as directed by the Purchaser. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.
1.6Furnishing of Information. Until the twelve-month anniversary of the Closing, the Company covenants to use commercially reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.
1.7[Reserved].
1.8Blue Sky Laws. The Company, on or before the Closing, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “blue sky” laws of the states of the United States following the Closing Date
6.Conditions of Closing.
1.1Conditions to the Obligation of the Purchaser. The obligations of the Purchaser to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Shares being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:
(a)Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Purchaser that for purposes of this Section 6.1(a), in the case of any representation and warranty of the Company contained herein which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date and in the case of any representation and warranty of the Company contained herein which is not qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects provided that the representations and warranties in Sections 3.1, 3.2, 3.4 and 3.5 shall be true and correct in all respects) and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Agreement as of the Closing Date.
(b)Performance. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.
(c)No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Agreements, and no such prohibition shall have been threatened in writing.
(d)Consents. The Company shall have obtained the consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Shares.
(e)Adverse Changes. Since the date hereof, no event or series of events shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
(f)Compliance Certificate. The Chief Executive Officer of the Company shall have delivered to the Purchaser at the Closing a certificate certifying that the conditions specified in Sections 6.1(a) (Representations and Warranties), 6.1(b) (Performance), 6.1(c) (No Injunction), 6.1(e) (Adverse Changes) and 6.1(i) (Listing Requirements) of this Agreement have been fulfilled.
(g)Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchaser at the Closing a certificate certifying (i) the Amended and Restated Certificate of Incorporation; (ii) the Amended and Restated Bylaws; and (iii) resolutions of the Board of

Directors (or an authorized committee thereof) approving this Agreement and the transactions contemplated by this Agreement.
(h)Transaction Agreements. The Company shall have executed and delivered the Registration Rights Agreement to the Purchaser.
(i)Listing Requirements. The listing and trading of the Class A Common Stock on the Nasdaq Global Select Market shall not have been suspended, nor shall any suspension have been threatened either (i) in writing by the SEC or the Nasdaq Global Select Market or (ii) by falling below the minimum listing maintenance requirements of the Nasdaq Global Select Market (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods); and the Company shall have filed with The Nasdaq Stock Market, LLC a Notification Form: Listing of Additional Shares for the listing of the Shares.
(j)Good Standing. The Company shall have delivered a certificate evidencing the good standing of the Company in Delaware issued by the Secretary of State of Delaware, as of a date within five business days of the Closing.
1.2Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to the Purchaser the Shares to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:
(a)Representations and Warranties. The representations and warranties contained herein of the Purchaser shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects; provided that the representations and warranties of the Purchaser contained in Sections 4.1 and 4.2 shall be true and correct in all respects) and consummation of the Closing shall constitute a reaffirmation by the Purchaser of each of the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement as of the Closing Date.
(b)Performance. The Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Purchaser on or prior to the Closing Date.
(c)Injunction. The purchase of and payment for the Shares by the Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation.
(d)Transaction Agreements. The Purchaser shall have executed and delivered the Registration Rights Agreement.
(e)Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by the Purchaser at the Closing as set forth in Exhibit A.
7.Termination. This Agreement shall terminate and be void and of no further force and effect, and all obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of: (a) the mutual written agreement of the Company and the Purchaser, (b) if, on the Closing Date, any of the conditions of Closing set forth in Section 6 have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver, or are not capable of being satisfied and, as a result thereof, the transactions contemplated by this Agreement will not be and are not consummated, or (c) if the Closing has not occurred on or before July 13, 2023, other than as a result of a Willful Breach of the Purchaser’s obligations hereunder; provided, however, that nothing herein shall relieve any party to this Agreement of any liability for common law fraud or for any Willful Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement and each party will be entitled to seek any remedies at law or in equity to recover losses, liabilities or damages arising from any such Willful Breach. “Willful Breach” means a deliberate act or deliberate failure to act, taken with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement.
8.Miscellaneous Provisions.
1.1Public Statements or Releases; Use of Name and Logo.
(a)Except as set forth in Section 5.3, until such time as the Disclosure Document is filed, neither the Company nor any Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties. Notwithstanding the foregoing, and subject to compliance with Section 5.3, nothing in this Section 8.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange.
(b)The Company grants the Purchaser permission to use the Company and each of its subsidiaries’ names and logos in marketing materials, limited to customary tombstone announcements, of the Purchaser and its Affiliates.
1.2Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).
1.3Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail or facsimile with receipt confirmed during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:
(a)If to the Company, addressed as follows:

Recursion Pharmaceuticals, Inc.
41 S Rio Grande Street
Salt Lake City, UT 84101
Attention: General Counsel
Email: legal@recursionpharma.com
with a copy (which shall not constitute notice):
Wilson Sonsini Goodrich & Rosati, P.C.
701 Fifth Avenue, Suite 5100
Seattle, WA 98104
Attention: Patrick Schultheis
Email: pschultheis@wsgr.com
(b)If to any Purchaser, at its address set forth on Exhibit A or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.3.
Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.
1.4Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.
1.5Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.
(a)This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.
(b)The Company and the Purchaser hereby irrevocably and unconditionally:
(i)submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the any state court or United States Federal court sitting in the State of Delaware;
(ii)consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;
(iii)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.3 or at such other address of which the other party shall have been notified pursuant thereto;

(iv)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;
(v)agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;
(vi)agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and
(vii)irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.
1.6Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.
1.7Expenses. Each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Shares, the negotiation of the Transaction Agreements and the consummation of the transactions contemplated thereby.
1.8Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of the Purchaser, and (y) the Purchaser, in the case of the Company, provided that the Purchaser may, without the prior consent of the Company, assign some or all of its rights to purchase the Shares hereunder to any of its affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Purchaser (provided each such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 hereof). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.
1.9Confidential Information.
(a)The Purchaser covenants that until the earlier of (i) such time as the Disclosure Document is filed and (ii) such time as the transactions contemplated by this Agreement by the Company are publicly disclosed by the Company, the Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to the Purchaser’s Affiliates, directors, officers, and employees, outside attorneys, accountants, auditors or investment advisors, in each case only to the extent necessary to permit evaluation of the investment or the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.
(b)The Purchaser acknowledges that the Company may file a copy of this Agreement and the Registration Rights Agreement with the SEC as exhibit to a periodic report or a registration statement of the Company.
1.10Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby.
1.11Independent Nature of Purchasers’ Obligations and Right. The Company acknowledges and the Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Purchaser also acknowledges that Wilson Sonsini Goodrich & Rosati, P.C. has rendered legal advice to the Company and not to the Purchaser.
1.12Counterparts. This Agreement may be executed in facsimile or other electronic counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same document. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
1.13Entire Agreement; Amendments. This Agreement and the other Transaction Agreements constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No amendment, modification, alteration, waiver, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchaser. The Company, on the one hand, and the Purchaser, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by the Purchaser or the Company, respectively, with any term or provision hereof or any condition hereto to be performed, complied with or satisfied by the Purchaser or the Company, respectively.
1.14Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Shares in accordance with their respective terms. The Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
1.15Mutual Drafting. This Agreement is the joint product of the Purchaser and the Company and each provision hereof has been subject to the mutual consultation, negotiation, and agreement of such parties and shall not be construed for or against any party hereto.

1.16Additional Matters. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Shares were determined as a result of arm’s-length negotiations.
1.17Waiver of Conflicts. Each party to this Agreement acknowledges that Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, has in the past performed and may continue to perform legal services for the Purchaser in matters unrelated to the transactions described in this Agreement, including the representation of the Purchaser in venture capital financings and other matters. Accordingly, (a) each party to this Agreement hereby acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) the Company hereby gives its informed consent to Wilson Sonsini Goodrich & Rosati, P.C.’s representation of the Purchaser in such unrelated matters and the Purchaser hereby gives its informed consent to Wilson Sonsini Goodrich & Rosati, P.C.’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
COMPANY:

RECURSION PHARMACEUTICALS, INC.
By: /s/ Christopher Gibson
Name: Christopher Gibson
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
PURCHASER:
NVIDIA CORPORATION
By: /s/ Vishal Bhagwati
Name: Vishal Bhagwati
Title: Vice President and Head of Corporate Development
Address:
2788 San Tomas Expressway
Santa Clara, CA 95051

EXHIBIT A

PURCHASER

Purchaser Name	Address	Shares	Aggregate Purchase Price of Shares
NVIDIA Corporation	2788 San Tomas Expressway Santa Clara, CA 95051	7,706,363	$50,000,000.57

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EXHIBIT B

Registration Rights Agreement